Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

April 30, 2013

PGT, Inc.

1070 Technology Drive

North Venice, Florida 34275

Re:	PGT, Inc. Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to PGT, Inc., a Delaware corporation (the “Company”), in connection with the shelf registration statement on Form S-3, filed by the Company (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”). The Registration Statement relates to the sale from time to time by JLL Partners Fund IV, L.P. and its affiliates, transferees, pledgees, donees and successors (the “Selling Stockholders”) of up to 32,092,267 shares of the Company’s outstanding common stock, par value $0.01 per share (“Common Stock”). The shares of outstanding Common Stock to be sold by the Selling Stockholders are referenced herein as the “Outstanding Securities”.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)	the Registration Statement;

(ii)	the certificate of incorporation of the Company as in effect on the dates that the Outstanding Securities were issued, as certified by the Secretary of State of the State of Delaware and as certified by the Secretary of the Company;

PGT, Inc.

April 30, 2013

(iii)	the by-laws of the Company as in effect on the dates that the Outstanding Securities were issued, and as certified by the Secretary of the Company; and

(iv)	copies of certain resolutions of the board of directors of the Company (the “Board of Directors”), adopted on December 18, 2003, June 5, 2006, March 27, 2008, July 23, 2008 and January 27, 2010 relating to the issuance of the Outstanding Securities and on March 21, 2013, relating to the registration of the Outstanding Securities, as certified by the Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, will have been duly organized and be validly existing in good standing, had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties other than the Company, the validity and binding effect thereof on such parties.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporations Law of the State of Delaware (the “DGCL”), and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any non-Opined on Law on the opinions stated herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that the Outstanding Securities have been duly authorized by all requisite corporate action on the part of the Company and were validly issued and are fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm

PGT, Inc.

April 30, 2013

under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP